EXHIBIT 1 TO SCHEDULE 13G

                         GLOBE BUILDING MATERIALS, INC.
                                       AND
                                C. STEPHEN CLEGG

                             JOINT FILING AGREEMENT


     Globe Building Materials, Inc. ("Globe") and C. Stephen Clegg ("Clegg") hereby agree that the Schedule 13G to which this statement is attached is filed on behalf of Globe and Clegg.


February 13, 1997

                         GLOBE BUILDING MATERIALS, INC.


                         By:  /s/ C. Stephen Clegg
                                  C. Stephen Clegg, Chief Executive Officer




                         /s/ C. Stephen Clegg
                             C. Stephen Clegg